UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 23, 2012
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-52782 (Commission File Number)	90-0335743 (IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

(281) 362-2861
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Effective with the OTC Bulletin Board at the opening for trading on March 23, 2012, Mainland Resources Inc. (the "Company") effected a reverse stock split of its authorized and issued and outstanding shares of common stock on a one new share for ten old shares basis (1:10) (the "Reverse Split"). The Reverse Split was effective under Nevada corporate law as of March 7, 2012, pursuant to the Certificate of Change that was previously filed with the Nevada Secretary of State on February 23, 2012, which is attached as an exhibit to this Current Report on Form 8-K.

As a result of the Reverse Split, the Company's authorized share capital decreased from 600,000,000 shares of common stock to 60,000,000 shares of common stock and correspondingly, the Company's issued and outstanding share capital decreased from 80,969,502 shares of common stock to 8,096,950 shares of common stock.

Item 8.01     Other Events

The Reverse Split became effective with the OTC Bulletin Board at the opening for trading on March 23, 2012 under the stock symbol "MNLUD". However, the "D" in the Company's symbol (which signifies a stock split) will be removed 20 business days from March 23, 2012, at which time the Company's symbol will revert back to "MNLU". The Company's new CUSIP number is 560613 200.

Item 9.01     Financial Statements and Exhibits.
Exhibit Number	Document
3.1	Certificate of Change filed with the Secretary of State of Nevada on February 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINLAND RESOURCES, INC.
DATE: March 23, 2012	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer